Exhibit 3.9

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:21 PM 11/13/2003

Filed 05:56 PM 11/13/2003

SRV 030731397 – 3727498 FILE

CERTIFICATE OF LIMITED PARTNERSHIP
OF
MARLIN TEXAS, L.P.

Marlin Texas GP, L.L.C., a Delaware limited liability company serving as the general partner of Marlin Texas, L.P., a Delaware limited partnership, hereby makes the following statements:

1.	The name of the limited partnership is Marlin Texas, L.P.

2.	The address of the registered office of the limited partnership is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3.	The name and address of the limited partnership’s initial registered agent in the State of Delaware is as follows:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808.

4.	The name and mailing address of the general partner is as follows:

Marlin Texas GP, L.L.C.
3861 Ambassador Caffery Parkway
Suite 600
Lafayette, LA 70503.

[Signature page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on the 13th day of November, 2003.

GENERAL PARTNER:

MARLIN TEXAS GP, L.L.C., a Delaware limited liability company

By: MARLIN ENERGY, L.L.C., its sole member

By:	/s/ Richard G. Zepernick, Jr.
Richard G. Zepernick, Jr., Manager

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Marlin Texas, L.P.

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows: “The name of the Limited Partnership is Energy XXI Texas, LP”.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to Certificate of Limited Partnership on this 5th day of April, 2006.

By: Energy XXI Texas GP, LLC,
General Partner

By:	/s/ John D. Schiller, Jr.
John D. Schiller, Jr.
Chief Executive Officer

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:04 PM 04/05/2006

Filed 2:00 PM 04/05/2006

SRV 060321276 – 3727498 FILE

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:46 PM 12/01/2008

Filed 05:32 PM 12/01/2008

SRV 081155031 – 3727498 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED PARTNERSHIP TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Limited Partnership first formed is DELAWARE.

2.	The jurisdiction immediately prior to filing this Certificate is DELAWARE.

3.	The date the Limited Partnership first formed is NOVEMBER 13 , 2003.

4.	The name of the Limited Partnership immediately prior to filing this Certificate is ENERGY XXI TEXAS, LP.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is ENERGY XXI ONSHORE, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of DECEMBER, A.D. 2008.

By:	/s/ Rick Fox
Authorized Person

Name:	Rick Fox
Print or Type

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:46 PM 12/01/2008

Filed 05:32 PM 12/01/2008

SRV 081155031 – 3727498 FILE

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•	First: The name of the limited liability company is ENERGY XXI ONSHORE, LLC

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Rd #400 in the City of Wilmington Zip Code 19808 .

The name of its Registered agent at such address is CORPORATION SERVICE COMPANY

•	Third: (Insert any other matters the members determine to include herein.)

Management of the Company shall be vested in the board of managers of the Company.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 1st day of  DECEMBER  , 2008.

By:	/s/ Rick Fox
Authorized Person(s)

Name:	Rick Fox
Typed or Printed